Exhibit 99.2
 Bank7 Corp. to Acquire Watonga Bancshares, Inc.  Investor Presentation  October 7, 2021

 Legal Information and Disclaimer  This presentation and oral statements made regarding the subject of this presentation contain forward-looking statements. These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, expectations regarding the expenses related to, and the cost-savings resulting from the integration of Watonga Bancshares’ operations with our own, and a variety of other matters. These other matters include, among other things, the impact of COVID-19 on the United States economy and our operations, the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events, successful and efficient integration of Watonga Bancshares’ operations with our own, and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved. Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict, including risks, uncertainties and assumptions related to the integrations of Watonga Bancshares’ operations with our own,. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.Annualized, proforma, projected or estimated numbers are used for illustrative purpose only, are not forecasts, and may not reflect actual results. Within this presentation, we reference certain market, industry and demographic data, forecasts and other statistical information. We have obtained this data, forecasts and information from various independent, third party industry sources and publications. Nothing in the data, forecasts or information used or derived from third party sources should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of industry publications and surveys and independent sources. We believe that these sources and estimates are reliable, but have not independently verified them. Statements as to our market position are based on market data currently available to us. Although we are not aware of any misstatements regarding the economic, employment, industry and other market data presented herein, these estimates involve inherent risks and uncertainties and are based on assumptions that are subject to change.  1

Strategic Rationale

Investment Highlights	**Excellent core deposit franchise that can be leveraged by Bank7's loan origination capacities to drive immediate earnings accretion** ▪ Core deposits equivalent to 97.5% of total deposits as of 6/30/2021 ▪ Considerable liquidity for Bank7 to utilize for loan growth with 53.7% gross loans / deposits **Strategic expansion in core market** ▪ Branch locations fit naturally within Bank7's existing footprint, with three branches on the western edge of the Oklahoma City metropolitan area ▪ Oklahoma City continues to be a strong market, with projected 2021 – 2026 population growth of 4.3% (compared to 2.9% nationwide) and an unemployment rate of 2.9% (compared to 3.5% statewide and 5.4% nationwide) as of July 2021 **Conservatively-managed bank with multiple generations of family ownership and long history of low levels of problem loans** ▪ Nonperforming assets equivalent to <0.1% of total assets as of 6/30/2021 ▪ Net recoveries in the twelve months ended 6/30/2021 equivalent to 0.05% of average gross loans
Financially Compelling	▪ Aggregate Merger Consideration[1]: **$32.0M** ▪ Price / Estimated TBV at Close: **1.41x** ▪ Price / 2023e Earnings[2]: **8.5x** ▪ Core Deposit Premium: **4.6%** ▪ Total Risk Based Capital Ratio at Close: ~**12.9%** ▪ 2022e Earnings Accretion[3]: ~**7.3%** ▪ 2023e Earnings Accretion[3]: ~**13.4%** ▪ TBV Earnback: ~**3 years** ▪ Internal Rate of Return: **>15%** ▪ 2023 ROATCE Pickup: **~300bps**

1. Estimated merger consideration based on Watonga Bancshares, Inc.'s estimated tangible common equity at close.
2. Anticipated run-rate earnings including cost savings and other adjustments.
3. Assumes cost savings equivalent to 40.0% of WBI's noninterest expense, phased in 75% in 2022 and 100% in 2023.

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Watonga Bancshares, Inc. (WBI) Overview

Company Overview

- Watonga Bancshares, Inc. (WBI) is the bank holding company for Cornerstone Bank, which established operations in 1928
- The Bank provides personal and business banking services out of 3 branch locations on the western edge of the Oklahoma City metropolitan area
- Experienced employee base with successful, long-term customer relationships in the Oklahoma City market

Company History

1928 Founded in Watonga, OK as Watonga State Bank

1992 Purchased second branch location in Geary, OK

2006 Changed name to Cornerstone Bank

2008 Established third branch location in Mustang, OK

2013 Opened business banking center in Mustang branch

Bank Level Financial Highlights

	FY 2018	FY 2019	FY 2020	Q1 2021	Q2 2021
BALANCE SHEET					
Total Assets ($M)	207	220	221	229	241
Gross Loans ($M)	81	91	109	112	116
PPP Loans ($M)	-	-	3	5	3
Total Deposits ($M)	192	200	195	204	215
Gross Loans / Deposits (%)	42.4	45.4	55.8	54.7	53.7
Loan Loss Reserves / Gross Loans (%)	1.27	1.00	0.97	0.94	0.91
TCE / TA (%)	6.56	8.14	10.14	9.67	9.43
INCOME STATEMENT					
Net Income ($M)	1.7	1.7	0.9	0.5	0.5
ROAA (%)	0.83	0.78	0.42	0.98	0.82
ROAE (%)	13.0	10.1	4.6	9.8	8.7
Net Interest Margin (%)	3.22	3.28	3.53	3.94	3.44
Efficiency Ratio (%)	70.9	73.5	98.0	69.0	72.8
Yield on Loans (%)	5.25	5.50	5.36	5.98	5.39
Cost of Deposits (%)	0.35	0.50	0.36	0.25	0.23
BANK LEVEL CAPITAL RATIOS					
Leverage Ratio (%)	8.15	8.39	8.60	8.76	8.37
Common Equity Tier 1 Ratio (%)	15.44	15.54	15.08	15.11	14.99
Total Risk-based Capital Ratio (%)	16.40	16.32	15.92	15.93	15.79

Cost of Total Deposits (%)



3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
2011Q2 2012Q2 2013Q2 2014Q2 2015Q2 2016Q2 2017Q2 2018Q2 2019Q2 2020Q2 2021Q2
0.25%
0.23%
Cost of Total Deposits (%)
Fed Funds Rate (%)

Source: S&P Global, FactSet and bank call reports.

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Transaction Summary and Assumptions

Transaction Summary	
Transaction Structure	▪ Consideration: 100% cash transaction ▪ Purchase price equivalent to a $9.25 million premium to WBI's tangible common equity at close ▪ Implied aggregate merger consideration: **$32.0 million**
Closing	▪ **Required approvals**: WBI's shareholder approval (>50% of voting agreements already received) and customary regulatory approvals ▪ **Expected closing**: Q4 2021

Key Assumptions	
Earnings Estimates	▪ BSVN's earnings estimates per street consensus ▪ WBI's earnings estimates per BSVN management
Cost Savings & Other Earnings Adjustments	▪ Estimated $2.6 million of pre-tax run-rate savings, or 40.0% of WBI's 2022e noninterest expense ▪ Phased in 75% in 2022, 100% thereafter
Transaction Expenses	▪ After-tax one-time merger costs of $0.9 million (2.9% of deal value)
Fair Market Value Adjustments	▪ Gross loan mark of approximately $1.1 million, or 0.94% of gross loans excluding PPP – Equal to 1.0x reserves ▪ Fixed asset write-up of $1.75 million, amortized straight line over 20 years
Core Deposit Intangible	▪ 0.53% core deposit intangible ($1.0 million), amortized sum-of-the-years digits over 10 years

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Financial Impact & Pricing

$32.0M
Aggregate Merger Consideration

Valuation Metrics

1.41x	Price / Tangible Book Value[2]
8.5x	Price / 2023e Earnings[3]
4.6%	Core Deposit Premium

Pro Forma Financial Highlights

~20%	~8.7%	~12.9%
2023E ROATCE	TCE/TA Ratio at Close	TRBC Ratio at Close

Financial Impact[1]

~7.3%	2022e Earnings per Share Accretion
~13.4%	2023e Earnings per Share Accretion
~3 years	Tangible Book Value Earnback
>15%	Internal Rate of Return
~300bps	2023e ROATCE Pickup

1. Transaction impact metrics assume purchase accounting adjustments and other assumptions highlighted on the previous page.
2. Estimated tangible book value at close.
3. Anticipated run-rate earnings including cost savings and other adjustments.

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Pro Forma Loan & Deposit Composition  6  Note: Bank level regulatory financial data as of 6/30/2021. Totals may not sum to 100% due to rounding.Pro forma excludes purchase accounting adjustments.  Loan Portfolio Composition:  Deposit Portfolio Composition:  BSVN  Yield on Loans: 6.44%NOO CRE / TRBC: 282%  Cost of Total Deposits: 0.32%Loans / Deposits: 92.9%  $937M  $1,009M  WBI  Cost of Total Deposits: 0.23%Loans / Deposits: 53.7%  $116M  $215M  Pro Forma1  Cost of Total Deposits: 0.30%Loans / Deposits: 86.0%  $1,053M  $1,224M  Yield on Loans: 4.34%NOO CRE / TRBC: 143%  Yield on Loans: 6.32%NOO CRE / TRBC: 262%